Exhibit 10.31
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”), entered into as of March 25, 2010 (the “Effective Date”) by and between Stanton Nelson (the “Participant”) and Graymark Healthcare, Inc. (the “Company”):
WITNESSETH:
     WHEREAS, Participant is an executive officer of the Company, and it is important to the Company that Participant be encouraged to become employed by and remain in the Company’s employ; and
     WHEREAS, in recognition of such facts, the Company desires to provide to Participant an opportunity to acquire shares of the common stock of the Company, par value $0.0001 (the “Common Stock”), as hereinafter provided; and
     WHEREAS, the Award Agreement and the award of the Common Stock to the Participant are made pursuant to the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Plan”) which is incorporated herein by reference and made a part hereof; and
     WHEREAS, capitalized terms as used in this Agreement shall have the same meaning as those terms are defined in the Plan unless stated to the contrary.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Participant and the Company hereby agree as follows:
     Section 1. Grant of Award. The Company hereby grants to Participant an award (the “Award”) of One Hundred Thousand (100,000) shares (the “Shares”) of the Company’s Common Stock, under and subject to the terms and conditions of this Award Agreement.
     Section 2. Stock Held by Company. The Company issue and deliver a certificate registered in the name of Participant representing the total number of shares of Common Stock represented by the Award.
     Section 3. Vesting of Award. The Common Stock shares awarded pursuant to Section 1 shall be and are fully vested and Participant’s rights to receive such shares shall not be subject to forfeiture.
     Section 4. Securities Law Restrictions. Participant represents, warrants and agrees that the shares of Common Stock subject to this Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution. Participant acknowledges that any stock certificate representing Common Stock purchased under such circumstances will be issued with a restricted securities legend.
     Section 5. Withholding of Taxes. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Award or the disposition of shares of Common Stock acquired upon vesting of the Award. Participant may pay the amount of taxes required by law upon the payment of an Award (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to Participant upon payment of the Award shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.
     Section 6. Restrictive Legend. Each certificate representing the Common Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of Common Stock:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”
     Section 7. Notices. All notices or other communications relating to the Plan and this Award Agreement as it relates to Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to Participant at 101 North Robinson, Suite 900, Oklahoma City, Oklahoma 73102, the then current address as maintained by the Company or such other address as Participant may advise the Company in writing.
     Section 8. Transfer Restrictions. Participant hereby agrees that until October 1, 2010, the undersigned will not, without the prior written consent of the Company, directly or indirectly, (1) offer for sale; sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Shares, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks or ownership of any of the Shares.
[signatures follow]

     IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the day and year first above written.

“Company”	GRAYMARK HEALTHCARE, INC.
	By:	/s/ Joseph Harroz, Jr.
Joseph Harroz, Jr., President

“Participant”		/s/ Stanton Nelson
Stanton Nelson

3